Exhibit 99.B(d)(13)

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Parametric Portfolio Associates LLC

As of March 24, 2015, as amended June 23, 2015, January 12, 2016, June 30, 2016 and

July 1, 2019

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

Catholic Values Trust

Overlay Services

Catholic Values Equity Fund

As of the effective date of this Agreement, the Sub-Adviser currently provides investment advisory/sub-advisory overlay services to the following SET mutual funds (each an “Overlay Services SET Fund”, collectively the “Overlay Services SET Funds”):

•              SEI Institutional Managed Trust Large Cap Fund;

•              SEI Institutional Managed Trust Large Cap Value Fund;

•              SEI Institutional Managed Trust Large Cap Growth Fund;

•              SEI Institutional Managed Trust Tax-Managed Large Cap Fund;

•              SEI Institutional Managed Trust Tax-Managed Small/Mid Cap Fund;

•              SEI Institutional Managed Trust Small Cap Fund;

•              SEI Institutional Managed Trust Small Cap Value Fund;

•              SEI Institutional Managed Trust Small Cap Growth Fund;

•              SEI Institutional Managed Trust Tax-Managed International Managed Volatility Fund;

•              New Covenant Growth Fund; and

•              Catholic Values Equity Fund

The Sub-Adviser shall receive from the Adviser a single, combined monthly fee for services provided to the Overlay Services SEI Funds. The average daily assets of each Overlay Services SEI Fund (the “Individual Overlay Assets”) will be applied to the fee schedule set forth in Table 1 and Table 2 (applicable to New Covenant Funds only) to determine each Overlay Services SEI Fund’s pro rata portion of the total monthly fee.

Table 1

[TABLE REDACTED]

Table 2

[TABLE REDCTED]

The total fee is calculated by aggregating the Individual Overlay Asset fees determined for each Overlay Service SEI Fund and multiplying the sum by the discount set forth below in Table 2. The discount is determined by aggregating all Individual Overlay Assets. In all cases, the fees represent “waterfall” or declining incremental fees, and increasing incremental discounts.

Table 3

[TABLE REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation Parametric Portfolio Associates LLC

By:	By:

Name:	Name:

Title:	Title:

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